Exhibit 99.1

For further information, contact: George Huhta Technology Solutions Company 312.228.4760 george_huhta@techsol.com

Technology Solutions Company Announces
2005 Second Quarter Financial Results
CHICAGO, IL August 11, 2005— Technology Solutions Company (TSC) (Nasdaq: TSCC), a leading consulting firm delivering specialized technology-enabled business solutions, today announced second quarter financial results.
Second Quarter Metrics
•	Revenues before reimbursements were $9.2 million compared with $7.7 million for the same quarter a year ago; net loss was $2.6 million, or ($0.06) per share vs. a loss of $2.6 million or ($0.06) per share in the second quarter of 2004; the 2005 second quarter results include a $2.7 million gain on the settlement of a contractual dispute, a $1.7 million charge related to the reduction in headcount and office closings and a $0.7 million charge for impairment of goodwill and intangible assets.

•	Utilization was 65 percent as compared to 59 percent in the first quarter of 2005.

•	18 new clients and 53 new projects from new and existing clients were acquired, as compared to 28 new clients and 54 new projects from new and existing clients in the first quarter of 2005.

•	In total, there were 121 projects at 82 clients during the second quarter, as compared to 110 projects at 79 clients in the first quarter.

•	Annualized voluntary turnover was 34 percent as compared to 31 percent in the first quarter of this year.

•	Days sales outstanding were 60 days, same as in the first quarter of 2005.

•	Total headcount at June 30, 2005 was 213 compared to 241 at March 31, 2005.

•	The cash and cash equivalents balance at June 30, 2005 was $22.7 million.
Second Quarter Results
 Revenues before reimbursements for the quarter ended June 30, 2005 were $9.2 million. Second quarter net loss was $2.6 million or ($0.06) per share. The results were in line with the company’s previously revised guidance of $9.0 million to $9.2 million in revenues and a loss of ($0.06) per share. The second quarter results include the aforementioned $2.7 million gain on the settlement of a contractual dispute, a $1.7 million charge related to the reduction in headcount and office closings and a $0.7 million charge for impairment of goodwill and other intangible assets.
Business Commentary and Third Quarter Outlook
 Michael R. Gorsage, president and CEO, stated, “We continue to make progress in our company’s transformation. Last month, we announced, among other initiatives, our decision to realign our service offerings, rebalance our staffing, and exit low-margin staff augmentation projects. We are concentrating on our three high-potential competencies of enterprise application services, customer relationship management, and business technology. A number of trends emerged during the past quarter, indicating we are headed in the right direction. Our client portfolio has diversified as we gained a number of important new clients in new practices such as healthcare and financial services. We will remain focused on growth in our key areas — manufacturing, healthcare, consumer & retail, and financial services — where we see significant opportunities and a growing pipeline.”
Third Quarter 2005 Expectations
 The Company is forecasting revenues before reimbursements for the third quarter of 2005 to be in the range of $9.0 million to $10.0 million. The Company expects third quarter results to range from a loss of approximately $1.5 million at the high end of the revenues range ($0.03 per share) to $2.5 million ($0.05 per share) at the low end. (Note that loss amounts are shown with no anticipated tax benefit.) Depending on revenues and cash collections, the Company expects to end the third quarter with a cash balance of approximately $19.3 million to $20.3 million.

“I’m committed to improving TSC’s financial performance, and we are taking the steps to meet that objective,” Gorsage said. “We’ve made significant progress, yet we still have more work to do. We have reduced our cost structure, as evidenced by the actions we took during the second quarter, and we continue to look for every opportunity to drive costs down even further. I am confident these actions coupled with our focus on revenue generation will return the Company to predictable and sustainable growth.”
Conference Call
 The Company will also host a conference call to further discuss its second quarter operating results on Friday, Aug. 12, 2005 at 8 a.m. CDT. The dial-in number for the call is 800-835-9927. For international participants, the dial-in number is 312-461-0953. The conference call will also be available live via the Internet in the Investors section of TSC’s Web site at http://www.techsol.com. It is recommended that participants using the Internet access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at http://www.firstcallevents.com. For those who cannot access the live broadcast, a replay of the call will be available until midnight CDT on Sept. 2, 2005 by dialing 800-839-6713. The passcode for the replay is 7266732.
About TSC
 Technology Solutions Company (TSC) is a leading consulting firm delivering specialized technology-enabled business solutions. The company’s specialization is applying knowledge, derived from the intersection of industry expertise with technology and process capabilities, to business issues and problems. TSC serves the manufacturing, healthcare, consumer & retail, and financial services industries with targeted solutions in enterprise applications, customer relationship management (CRM) and business technology. Through this specialization, TSC can promise its clients A-Team resources — seasoned, collaborative and business-benefit driven. Since 1988 TSC teams have delivered thousands of IT strategy, planning and implementation solutions to Fortune 1000 companies throughout North America. For more information, please visit http://www.techsol.com.

CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. The company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, our ability to successfully introduce new service offerings, our ability to manage the pace of technological change including our ability to refine and add to our service offerings to adapt to technological changes, our ability to manage the current downturn in our business and in our industry and changes in the economy, our ability to manage our current decreased revenue levels, our ability to attract new business and increase revenues, our ability to attract and retain employees, the limited level of options available for grants to attract new employees and to retain existing employees, our ability to accommodate a changing business environment, general business and economic conditions in the Company’s operating regions, market conditions and competitive factors, our dependence on a limited number of clients and the potential loss of significant clients, our ability to continue to attract new clients and sell additional work to existing clients, our ability to successfully integrate the Zamba business with our business, our ability to manage costs and headcount relative to expected revenues, and the impact of delisting from the Nasdaq National Market if our stock price remains below $1 per share, all as more fully described herein and in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, readers, investors and others should not conclude that the Company would make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.
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TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
REVENUES:
Revenues before reimbursements	$9,166	$7,667	$18,994	$16,302
Reimbursements	1,309	1,057	2,549	2,149

	10,475	8,724	21,543	18,451

COSTS AND EXPENSES:
Project personnel	6,195	5,181	13,029	10,721
Other project expenses	1,926	1,408	4,397	2,742
Reimbursable expenses	1,309	1,057	2,549	2,149
Management and administrative support	3,953	3,409	8,594	6,787
Intangible asset amortization	256	—	512	—
Goodwill and intangible asset impairment.	679	—	679	—
Restructuring and other charges (credits)	1,674	—	1,674	(579)
Gain on litigation settlement	(2,722)	—	(2,722)	—
Incentive compensation	—	328	—	556

	13,270	11,383	28,712	22,376

OPERATING LOSS	(2,795)	(2,659)	(7,169)	(3,925)

OTHER INCOME:
Net investment income	173	88	360	315

LOSS BEFORE INCOME TAXES	(2,622)	(2,571)	(6,809)	(3,610)

INCOME TAX PROVISION	—	—	—	—

NET LOSS	$(2,622)	$(2,571)	$(6,809)	$(3,610)

BASIC NET LOSS PER COMMON SHARE	$(0.06)	$(0.06)	$(0.15)	$(0.09)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	46,938	40,860	46,894	40,840

DILUTED NET LOSS PER COMMON SHARE	$(0.06)	$(0.06)	$(0.15)	$(0.09)

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING	46,938	40,860	46,894	40,840

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,
	2005	2004
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$22,714	$30,032
Receivables, less allowance for doubtful receivables of $72 and $73	6,999	6,182
Other current assets	1,316	708

Total current assets	31,029	36,922

COMPUTERS, FURNITURE AND EQUIPMENT, NET	205	509

GOODWILL	7,298	7,884

INTANGIBLE ASSETS, NET	1,485	2,090

LONG-TERM RECEIVABLES AND OTHER	3,633	5,679

Total assets	$43,650	$53,084

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$866	$960
Line of Credit	—	649
Accrued compensation and related costs	3,712	4,987
Restructuring accruals	1,267	696
Other current liabilities	2,602	3,998

Total current liabilities	8,447	11,290

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock, shares issued — 50,533,970; shares outstanding — 47,022,153 and 46,851,460	505	505
Capital in excess of par value	127,451	127,583
Stock based compensation	89	—
Accumulated deficit	(88,091)	(81,282)
Treasury Stock, at cost, 3,511,817 and 3,682,510 shares	(4,975)	(5,217)
Accumulated other comprehensive income:
Cumulative translation adjustment	224	205

Total stockholders’ equity	35,203	41,794

Total liabilities and stockholders’ equity	$43,650	$53,084